Exhibit 10.25

THIRD AMENDMENT TO

AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT (this “Amendment”) is dated and effective as of April 9 , 2015 (the “Effective Date”) and entered into by and among HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), FIRST HAWAIIAN BANK, a Hawaii corporation, as the agent for the Lenders referred to below (“Agent”), and FIRST HAWAIIAN BANK, a Hawaii corporation, and each of the other Lenders from time to time made a party hereto (each individually referred to herein as a “Lender” and collectively as “Lenders”).

RECITALS

WHEREAS, the Borrower, Agent and Lenders are parties to that certain Revolving Line of Credit Agreement dated as of October 28, 2010, as amended and restated by that certain Amended and Restated Revolving Line of Credit Agreement dated as of October 3, 2011 as amended by Amendment to Amended and Restated Revolving Line of Credit Agreement dated February 29, 2012 and further amended by Consent and Amendment to Amended and Restated Revolving Line of Credit Agreement dated April 22, 2013, and by Consent dated June 6, 2013 (the “Revolving Credit Agreement”), which sets forth the terms and conditions under which the Lenders agreed to advance, and the Borrower agreed to borrow, Loans and Letters of Credit in the aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000.00) (the “Line of Credit”).  All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as those ascribed to them in the Revolving Credit Agreement, after giving effect to the amendments set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.             Amendment to Revolving Credit Agreement.  The Termination Date under the Revolving Credit Agreement is hereby extended and amended from October 3, 2015 to December 6, 2018.

2.             Upfront Fee. Concurrently herewith, Borrower shall pay to the Lenders the Upfront Fee equal to $150,000.00, which shall be shared with the Lenders according to their respective Pro Rata Shares.

3.             Representations and Warranties.  As an essential inducement to the Agent and the Lenders to execute this Amendment, the Borrower hereby represents that all of the representations and warranties set forth in Section 5 of the Revolving Credit Agreement are true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of the Effective Date of this Amendment.

4.             Conformance. The Loan Documents are hereby amended to conform with this Third Amendment, but in all other respects shall continue in full force and effect.

5.             Continuance of Security. The performance of the obligations of the Borrower under the Revolving Credit Agreement, as hereby amended, the Note and any other Loan Documents to which it is a party, shall be fully secured by and entitled to the benefits of all of the security documents/guaranties/direct liability agreements described in the Revolving Credit, as hereby amended, Agreement and the other Loan Documents, and any modifications, extensions, renewals or replacements thereof.

6.             Continuing Guaranty.  The Guarantors hereby consent to the foregoing amendments, reaffirm their obligations under that certain Guaranty dated October 28, 2010, executed by the Guarantors in favor of First Hawaiian Bank, as amended and restated by that certain Amended and Restated Guaranty dated as of October 3, 2011, and covenant that the execution and delivery of this Amendment shall not in any way affect, impair or diminish their respective obligations under the Guaranty.

7.             No Offsets. As of the date hereof, the Borrower has no claims, defenses or offsets against the Lenders, or the Agent or against the Borrower’s obligations under the “Loan Documents”, as herein amended, whether in connection with the negotiations for or closing of the Revolving Commitment, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.  As of the date hereof, the Guarantors have no claims, defenses or offsets against the Lender or against the Guarantors’ obligations under the Guaranty, whether in connection with the negotiations for or closing of the Facility, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

8.             No Waiver. This Amendment is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the Lenders under any of the Loan Documents, as herein amended.

9.             Entire Agreement. This Amendment incorporates all of the agreements between the parties relating to the amendment of the Loan Documents and supersedes all other prior or concurrent oral or written letters, agreements or understandings relating to such amendment. This Amendment shall constitute and be deemed amendments to any inconsistent provisions of any commitment letter issued by the Lenders to the Borrower in connection with the amendment to the Loan Documents and, upon the execution of this Amendment, any such commitment letter shall be deemed superseded by this Amendment and cancelled.

10.          Headings. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Amendment.

11.          Governing Law; Severability. This Amendment is executed and delivered, and shall be construed and enforced, in accordance with and governed by the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Amendment shall remain unaffected.

12.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

13.          Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Amendment or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Agent and Lenders.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Eric K. Yeaman
Name:	Eric K. Yeaman
Title:	Chief Executive Officer

“Borrower”

FIRST HAWAIIAN BANK, a Hawaii corporation

By:	/s/ Derek Chang
Name:	Derek Chang
Title:	Vice President

“Agent/Lender”

HAWAIIAN TELCOM HOLDCO, INC.

By:	/s/ Eric K. Yeaman
Name:	Eric K. Yeaman
Title:	Chief Executive Officer

HAWAIIAN TELCOM, INC.

By:	/s/ Eric K. Yeaman
Name:	Eric K. Yeaman
Title:	Chief Executive Officer

HAWAIIAN TELCOM SERVICES COMPANY, INC.

By:	/s/ Eric K. Yeaman
Name:	Eric K. Yeaman
Title:	Chief Executive Officer

“Guarantor”